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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 2004, in the Registration Statement (Form S-4) and related Prospectus of Affinity Group, Inc. for the registration of $200,000,000 9% Senior Subordinated Notes due 2012.

Woodland Hills, California
March 24, 2004	/s/ Ernst & Young LLP

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Consent of Ernst & Young LLP, Independent Auditors